                                                                  EXECUTION COPY

                                                                    EXHIBIT 10.5

                                    AGREEMENT

         THIS AGREEMENT ("Agreement") is made as of June 18, 2003, by and between Laidlaw Inc., the Encumbered Subsidiaries and Greyhound Lines, Inc., on the one hand, and the Pension Benefit Guaranty Corporation, on the other hand.

                                    RECITALS

         Each member of the Laidlaw Group is jointly and severally liable for the Pension Plans; and

         Laidlaw Inc. and certain other members of the Laidlaw Group are debtors in the Bankruptcy Proceedings; and

         The Debtors intend to reorganize under Chapter 11 of the Bankruptcy Code and to continue the Pension Plans; and

         As a consequence of the Laidlaw Bankruptcy Reorganization, certain of the Debtors' unsecured debt that would be subordinate to the obligations of the Debtors to the PBGC if the Pension Plans were terminated by the PBGC prior to the consummation of the Reorganization Plan will be replaced by secured debt that likely would be senior to the obligations of the Debtors to the PBGC if the Pension Plans were terminated by the PBGC after the consummation of the Reorganization Plan; and

         Each of the Pension Plans is covered by the pension plan termination insurance program set forth in Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA"), ERISA sections 4001-4402; and

         PBGC has expressed certain concerns about the Laidlaw Bankruptcy Reorganization; and

         To address the PBGC's concerns, the Laidlaw Group and PBGC ("Term Sheet Signatories") entered into a preliminary written agreement dated January 22, 2003 ("Term Sheet"); and

         The Parties desire to enter into this Agreement, which shall constitute the definitive documentation contemplated under the Term Sheet; and

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         THEREFORE, as provided for by the Term Sheet and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

         I.       DEFINITIONS

         As used in this Agreement, the following terms shall have the meaning set forth below:

         "ATU Plan" means the Greyhound, Inc. Amalgamated Transit Union Local 1700 Council Retirement & Disability Plan.

         "Agreement" shall mean this agreement and all of its exhibits, addenda and other attachments, by and among PBGC and the members of the Laidlaw Group.

         "Bankruptcy Code" means the Bankruptcy Code of 1978, as amended, 11 U.S.C.Sections 101, et. seq., and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Bankruptcy Code shall be construed to refer also to any successor sections of similar import.

         "Bankruptcy Proceedings" means the jointly administered bankruptcy proceedings styled In re Laidlaw USA, Inc., et al., Case Nos. 01-14099 K through 01-14104 K, pending in the United States Bankruptcy Court for the Western District of New York.

         "CFC" means an entity that is a controlled foreign corporation under section 957 of the Internal Revenue Code.

         "Contributing Sponsor" shall have the meaning set forth in ERISA section 4001(a)(13).

         "Controlled Group" shall have the meaning ascribed thereto under ERISA section 4001(a)(14).

         "Debtors" means Laidlaw Inc., Laidlaw USA, Inc., Laidlaw Investments Ltd., Laidlaw International Finance Corporation, Laidlaw Transportation, Inc., and Laidlaw One, Inc.

         "Effective Date" shall mean the effective date of Laidlaw's Reorganization Plan.

         "Encumbered Subsidiaries" means all of Laidlaw's affiliates that are signatories to the Exit Financing Facility; provided, however, that in no circumstance will the term Encumbered Subsidiaries include a CFC or insurance company. A list of the Encumbered Subsidiaries is attached to this Agreement as Exhibit B.

         "Enhanced Contributions" shall mean the cash contributions that each member of the Laidlaw Group is jointly and severally obligated to pay to the Pension Plans pursuant to sections II.A.1.(a), II.A.1.(b), and II.A.1.(c) of this Agreement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, ERISA section 2 et seq., and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to refer to any successor sections.

         "Event of Default" means the event described in section VII of this Agreement.

         "Exit Financing Facility" means the credit facility consisting of: (a) a senior secured revolving credit facility in the amount of not less than $200,000,000.00, including a $50,000,000.00 letter of credit sub-facility; and
(b) a senior secured seven year term loan facility in the principal amount of up to $625,000,000.00 (plus, at the request of the Debtors and at the discretion of the lenders, an additional term loan of up to $100,000,000.00), including a cash-collateralized $100,000,000.00 letter of credit facility that will be entered into by the Debtors, the Exit Financing Facility Agent Bank and the other lenders party thereto on the Effective Date, on substantially the same terms and conditions described on Exhibit VI to the Reorganization Plan, as such credit facility may be amended, waived, amended and restated, refinanced, replaced, or otherwise modified from time to time, provided, however, that no such amendment, waiver, restatement, refinancing, replacement or other modification shall increase the size of the Exit Financing Facility to an amount greater than the size of the Exit Financing Facility existing on the Effective Date (including the additional discretionary term loan amount described in clause (b) of this sentence).

         "Funding Interest Rate" means the interest rate used by the Plans' enrolled actuaries for purposes of Internal Revenue Code section 412(b)(5)(A).

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         "Funding Standard Account" means the funding standard account maintained for the Plans pursuant to the Internal Revenue Code section 412.

         "Initial Credit Balance" shall mean, with respect to each Pension Plan, the credit balance in the Plan's funding standard account for the Plan Year ending December 31, 2002, as determined by the Plan's enrolled actuary. The Initial Credit Balance must reflect the Plan's share of the $50,000,000 Enhanced Contribution discussed in section II.A.1.(a) below.

         "Intercreditor Agreements" shall have the meaning set forth in section II.E. of this Agreement.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, 26 U.S.C.Section 1, et. seq., and any successor statute of similar import, together with regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code shall be construed to refer also to any successor or substantially related sections of similar import.

         "Laidlaw" shall mean Laidlaw Inc. prior to the Effective Date and New LINC (as defined in the Reorganization Plan) after the Effective Date; provided, however, that in no circumstance will the term Laidlaw include a CFC, an insurance company, a direct or indirect subsidiary of Greyhound Lines, Inc. or Interstate Leasing, Inc., Hotard Coaches, Inc. or any of their respective direct or indirect subsidiaries.

         "Laidlaw Bankruptcy Reorganization" means the confirmation of the Reorganization Plan as provided in section 1141 of the Bankruptcy Code.

         "Laidlaw Group" shall mean each member of the Controlled Group of which Laidlaw is a member as of the date the Bankruptcy Case was filed. The Laidlaw Group includes, but is not limited to, Laidlaw, Greyhound Lines, Inc. and each of the Encumbered Subsidiaries; provided, however, that in no circumstance will the term Laidlaw Group include a CFC, an insurance company, a direct or indirect subsidiary of Greyhound Lines, Inc. or Interstate Leasing, Inc., Hotard Coaches, Inc. or any of their respective direct or indirect subsidiaries.

         "Maximum Tax Deductible Contribution Amount" shall mean, with respect to a Plan Year, the maximum amount of contributions to the Plan for such Plan Year that would be tax deductible pursuant to Internal Revenue Code section 404, determined as if the applicable interest rate is the lowest interest rate

                                     -4-
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in the "permissible range" prescribed by Internal Revenue Code section
412(b)(5)(B)(ii), as modified by Internal Revenue Code section 412(l)(7)(C), or any successor provisions thereto to determine "current liability" as defined under Internal Revenue Code section 412.

         "Minimum Funding Contribution" means, as to any of the Plans, the minimum funding requirements under Internal Revenue Code section 412.

         "PBGC" means the Pension Benefit Guaranty Corporation, the United States government agency that administers and enforces the mandatory termination insurance program for defined benefit pension plans under Title IV of ERISA, 29 U.S.C. Sections 1301-1461.

         "PBGC Documents" shall mean collectively this Agreement, the Intercreditor Agreements, the Junior Security Agreement in favor of the PBGC made by Laidlaw Investments LTD., an Ontario corporation as predecessor to Laidlaw International, Inc., a Delaware corporation dated as of June 18, 2003, and the Stock Trust.

         "PBGC Lien" shall have the meaning set forth in section II.E. of this Agreement.

         "Pension Plans" or "Plans" means the following defined benefit pension plans: (1) Greyhound Lines, Inc. Salaried Employees Defined Benefit Plan; (2) ATU Plan; (3) Texas New Mexico and Oklahoma Coaches, Inc. Employees Retirement Plan; (4) Vermont Transit Co. Inc. Employees Defined Benefit Pension Plan; (5) Carolina Coach Company Pension Plan; (6) Carolina Coach Co. International Association of Machinist Pension Plan; and (7) Carolina Coach Company Amalgamated Transit Union Pension Plan; plus any successor plan to any thereof under ERISA section 4021 or any plan or plans that result from any merger or spinoff of or from any thereof.

         "Plan Release Events" means the events described in section IV.B. of this Agreement.

         "Plan Year" shall mean, with respect to each Plan, the "plan year" as defined in ERISA section 3(39), provided that for purposes hereof, any "Plan Year" shall equal twelve months.

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         "Reorganization Plan" shall mean the Third Amended Joint Plan of
Reorganization of Laidlaw USA Inc. and Its Debtor Affiliates (and all exhibits, addenda and other attachments thereto), filed with the Bankruptcy Court on January 23, 2003, as may be further amended.

         "Required Credit Balance" means, with respect to each Plan, the amount in each Plan's Funding Standard Account determined in accordance with section II.C. of this Agreement.

         "Standard Termination" shall have the meaning ascribed thereto under ERISA section 4041(b). "Stock Trust" or "Trust" means the trust established pursuant to documents in substantially the form attached as Exhibit A of this Agreement for purposes of funding all or part of the Enhanced Contributions required pursuant to section II.A.1.(c) of the Agreement.

         "Term" means the period commencing on the latest date on which this Agreement has been signed by all the Parties and ending on the date this Agreement terminates pursuant to section IV of this Agreement.

         "Termination Events" means the events described in section IV.A. of this Agreement.

         "Trustee" means the trustee of the Stock Trust designated in accordance with section II.B.1. of this Agreement.

         "Unfunded Benefit Liabilities" shall mean the amount of a Pension Plan's unfunded benefit liabilities (as defined in ERISA section 4001(a)(18)).

         II.      LAIDLAW OBLIGATIONS

         A.       Payment, Allocation and Effect of Enhanced Contributions.

                  1. Payment of Enhanced Contributions. Effective upon the consummation of its Reorganization Plan under Title 11 of the United States Code, Laidlaw and the Laidlaw Group shall be jointly and severally obligated to make Enhanced Contributions, as described in sections II.A.1.(a), II.A.1.(b), and II.A.1.(c) below, to the Pension Plans, plus additional contributions necessary to maintain the Initial Credit Balance and Required Credit Balance in each of the Plans' funding standard accounts.

                  (a) The Laidlaw Group shall pay in cash to the Plans upon the Effective Date Enhanced Contributions in the aggregate amount of $50,000,000, allocated to the

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                           2002 Plan Years for funding standard account
                           purposes. These payments will be in addition to any minimum funding contributions owed to the Plans for the 2002 Plan Years;

                  (b) Not later than June 30, 2004, the Laidlaw Group shall pay in cash to the Plans Enhanced Contributions in the aggregate amount of $50,000,000, allocated to the 2003 Plan Years for funding standard account purposes. These payments will be in addition to any minimum funding contributions owed to the Plans for the 2003 Plan Years.

                  (c) Not later than December 31, 2004, the Laidlaw Group shall pay in cash to the Plans Enhanced Contributions in the aggregate amount of no less than $50,000,000, allocated to the Plan Years in which the payments are actually made (or to the prior Plan Years, if made within eight and one-half (8 1/2) months of the end of any such prior Plan Year) for funding standard account purposes. These payments will be in addition to any minimum funding contributions owed to the Plans for the corresponding Plan Years.

         2. Allocation of Enhanced Contributions Among Pension Plans. The Enhanced Contributions will be allocated among the Pension Plans in proportion to the Plans' Unfunded Current Liabilities as determined by the Plans' actuaries in accordance with Internal Revenue Code section 404(a)(1)(D)(i). To the extent that the proceeds from any sale of the common stock of Laidlaw by the Stock Trust are allocated among the Pension Plans in proportions different than the proportions described in this Section II.A.2., the Laidlaw Group shall be obligated to make, on or before December 31, 2004, additional Enhanced Contributions (which shall be treated as contributions made pursuant to Section II.A.1.(c)) to any Pension Plan that received, in respect of such proceeds, less than the amount of such proceeds that would have been allocated to such Pension Plan had such proceeds been allocated in the proportions described in this
Section II.A.2. (the amount of such shortfall being referred to herein as a "Stock Sale Proceeds Shortfall") in an amount equal to the sum of (i) the Stock Sale Proceeds Shortfall plus (ii) interest on the Stock Sale Proceeds Shortfall calculated at the Plan's Funding Interest Rate for the period from the date of the allocation of Laidlaw common stock sale proceeds that resulted in the Stock Sale Proceeds Shortfall to the date of the contribution described in this sentence.

         3. Effect of Enhanced Contributions on Required Funding. The Enhanced Contributions can be used to calculate minimum funding pursuant to the Retirement Protection Act of 1994 (including the special provisions of the Retirement Protection Act of 1994 that apply only to the ATU Plan), but otherwise may not be used to offset the quarterly contributions under Internal Revenue Code section 412(m) and ERISA section 302(e); provided however, that any contributions pursuant to section II.A.1.(c) above in excess of $50,000,000 may be used to offset such quarterly contributions.

         B.       Stock Trust

         1. The Laidlaw Group shall take all actions necessary to establish the Stock Trust. Pursuant to an exemption from the registration requirements of the Securities Act of 1933, the Laidlaw Group shall issue to the Stock Trust common stock of Laidlaw with an aggregate value of no less than $50,000,000, as determined by the value of Laidlaw's common stock upon emergence from bankruptcy set forth in Laidlaw's Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code dated January 23, 2003. The Trust shall own the common stock. The Trustee of the Stock Trust will be independent of the Laidlaw Group and the Plans, and the Laidlaw Group shall pay all of the Stock Trust's fees and expenses, including those of its Trustee. PBGC for the benefit of the Pension Plans shall have the exclusive and first priority lien on all of the assets in the Stock Trust, including the common stock and any proceeds from the sale(s) of the common stock prior to the transfer of such proceeds to the Plans.

         2. Laidlaw shall make the stock held in the Stock Trust freely transferable by the Trustee as soon as reasonably practicable. The common stock in the Stock Trust may be sold in one or more transactions for no less than the current fair market value at the time of the sale. Subject to compliance with applicable federal and state securities laws, the Trustee will have the duty to sell the stock held in the Stock Trust as soon as practicable and in a manner designed to maximize sale proceeds, but no later than December 31, 2004. Immediately upon such sale(s) the Trustee shall contribute all of the proceeds to the Plans pursuant to the Trust Agreement. To the extent such proceeds are allocated among the Pension Plans in the proportions described in section II.A.2., such proceeds shall be treated as a cash payment to the Pension Plans under section II.A.1.(c). Laidlaw's consent will be required for any Trustee-initiated sales of stock, and, subject to compliance with applicable federal and state securities laws, Laidlaw will have the right to direct the Trustee to sell the stock.

         C. Maintenance of the Initial Credit Balance and the Required Credit Balance. The Laidlaw Group shall maintain the Initial Credit Balance and the Required Credit Balance for each Pension Plan throughout the term of this Agreement as follows:

                  1. The Initial Credit Balance with respect to each Pension Plan shall be the sum of (a), (b) and (c) below, where

                                    (a) is the credit balance in the Plan's
                           Funding Standard Account for the Plan Year ending December 31, 2002, as determined by the Plan's enrolled actuary; and

                                    (b) is the Plan's share of the $50,000,000
                           Enhanced Contribution discussed in section II.A.1.(a) of this Agreement; and

                                    (c) is the amount, if any, of such Plan's
                           share of the Enhanced Contributions made to the Plan attributable to 2002 from the Laidlaw Group's performance of its obligations described in section II.A.1.(c) of this Agreement, plus the amount of interest calculated at the Plan's Funding Interest Rate.

                  2. The Laidlaw Group shall make such additional contributions to the Pension Plans that are necessary to insure that each Pension Plan's Required Credit Balance is preserved as of the end of each Plan Year.

                           (a) For each Pension Plan's Plan Year ending December 31, 2003, the "Required Credit Balance" shall be equal to the sum of (i),
                                    (ii) and (iii) below, where

                                    (i) is such Plan's Initial Credit Balance,
                           plus the amount of interest calculated at the Plan's Funding Interest Rate; and

                                    (ii) is the amount, if any, of such Plan's
                           share of the Enhanced Contributions made to the Plan during or attributable to the 2003 Plan Year from the Laidlaw Group's performance of its obligations described in section II.A.1.(c) of this Agreement, plus the amount of interest calculated at the Plan's Funding Interest Rate. If Enhanced Contributions under section II.A.1.(c) of this

                           Agreement made during or attributable to the 2002 and 2003 Plan Years are greater than $50,000,000, the excess over $50,000,000 is not reflected in the 2003 Required Credit Balance.

                                    (iii) is such Plan's share of the
                           $50,000,000 Enhanced Contribution, discussed in
                           section II.A.1.(b) of this Agreement, plus the amount of interest calculated at the Plan's Funding Interest Rate; and

                           (b) For each Plan's Plan year ending December 31, 2004, the Required Credit Balance shall be equal to the sum of (i) and (ii) below, where

                                    (i) is such Plan's Required Credit Balance
                           for the 2003 Plan year, plus the amount of interest calculated at the Plan's Funding Interest Rate; and

                                    (ii) is the amount, if any, of such Plan's
                           share of the Enhanced Contributions made to the Plan during or attributable to the 2004 Plan Year from the Laidlaw Group's performance of its obligations described in section II.A.1.(c) of this Agreement, plus the amount of interest calculated at the Plan's Funding Interest Rate. If Enhanced Contributions made during or attributable to the 2002, 2003 and 2004 Plan Years under section II.A.1.(c) of this Agreement are greater than $50,000,000 in total, the excess over $50,000,000 is not reflected in the 2004 Required Credit Balance.

                           (c) For each Plan Year ending December 31, 2005, and thereafter for so long as the Agreement is in effect, each Pension Plan's Required Credit Balance shall equal the Plan's Required Credit Balance for the previous year plus the amount of interest calculated at the Plan's Funding Interest Rate.

                  3. Except as provided otherwise in Section II.C., any contributions necessary to meet the Required Credit Balance for a Plan Year shall be made no later than January 15th following the end of the Plan Year (provided, however, that nothing in this Agreement shall require or otherwise accelerate the timing of the payment of the regular minimum funding contribution which is due no later than September 15th of the following Plan Year).

                  4. Each Plan's Required Credit Balance shall reflect the full Enhanced Contributions required by this Section II., regardless as to whether they are actually paid to the Plan.

         D. Contributions in Excess of the Maximum Tax Deductible Contribution Amount.

         1. Notwithstanding anything in this Agreement, contributions to a Plan for any given Plan year will not be required to exceed that Plan's Maximum Tax Deductible Contribution Amount. If any portion of an Enhanced Contribution is not deductible for a Plan, then that portion shall be contributed to another Plan for which it is deductible. If any portion of an Enhanced Contribution is not deductible for any Plan for a Plan Year, then that portion shall not be required to be contributed for the Plan Year for which it is not deductible, and instead such portion shall be carried over and paid in the next taxable year in which it is deductible. Any such carryover payment will be in addition to any other Enhanced Contributions required for such next year.

         2. Each Plan's Required Credit Balance shall reflect the full Enhanced Contributions required by this Section II., regardless as to whether the actual contributions have been limited pursuant to the Maximum Tax Deductible Contribution Amount.

         E. Grant of Security Interest. To secure their contribution obligations under sections II.A.1.(a), II.A.1.(b), and II.A.1.(c), Laidlaw, and the Encumbered Subsidiaries shall grant to PBGC on behalf of the Pension Plans a second priority lien ("PBGC Lien") on all their property and interests, real and personal, tangible and intangible, whether now owned or hereafter acquired, that secure the Exit Financing Facility, including, without limitation, all such owned real estate, leaseholds, general intangibles, inventory, furniture, fixtures, equipment, intellectual property, contracts, books and records, accounts, shares of stock in subsidiaries and cash, subject only to the liens granted to secure the Exit Financing Facility and other exceptions to be agreed upon; provided, however, that in no event shall the PBGC Lien extend to the property or interests of any CFC or insurance company, and, with respect to equity interests in a CFC, the PBGC Lien shall extend only with respect to 66% of the equity interests in such CFC (consistent with, but subordinate to, the lien on such equity interests granted to secure the Exit Financing Facility). Any subordination of the PBGC Lien to the liens granted to secure the Exit Financing Facility, and any conditions or restrictions on the PBGC's remedies with respect to such liens, shall be subject to Intercreditor Agreements in form and substance satisfactory to the lenders under the Exit Financing Facility (the "Intercreditor Agreements").

III.     PBGC'S OBLIGATIONS

         In consideration of the Laidlaw Group's performance of its obligations under this Agreement, PBGC will (A) forbear from instituting proceedings to involuntarily terminate the Pension Plans pursuant to Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA") in advance of the consummation of Laidlaw's Reorganization Plan, (B) forbear from objecting to Laidlaw's Reorganization Plan, and (C) withdraw all of the claims filed by the PBGC with respect to the Plans in Laidlaw's Chapter 11 case upon consummation of its Reorganization Plan.

         IV.      TERMINATION EVENTS AND PLAN RELEASE EVENTS

         A. Termination Events. The events described in the following subsections IV.A.1. and IV.A.2. shall be the Termination Events.

                  1. The date after March 1, 2008, on which Laidlaw obtains the credit ratings (which may be private ratings in the event a public rating is not available) specified below, or better, on either actual unsecured debt or hypothetical unsecured debt in the amount of at least $25 million:

Rating Agency             Rating
-------------             ------
Standard & Poor's          BBB
Moody's                    Baa2.

                  2. The date after which a Plan Release Event has occurred for each Pension Plan.

         B. Plan Release Events. The events described in the following subsections IV.B.1. and IV.B.2. shall be the Plan Release Events.

                  1. The date after December 31, 2007, on which the Laidlaw Group demonstrates that the Plan has no Unfunded Benefit Liabilities as of the last day of the Plan Year for any two full consecutive Plan years after December 31, 2005.

                  2. The date on which PBGC receives a Form 501 - Post Distribution Certification for the Plan indicating that the Plan has been terminated in a Standard Termination.

         C. Laidlaw shall notify the PBGC in writing upon the occurrence of a Termination Event or a Plan Release Event. Within fifteen (15) days of PBGC's receipt of such notification, PBGC shall, if a Termination Event or Plan Release Event has occurred, respond in writing concurring that a Termination Event or a Plan Release Event has occurred. If PBGC fails to so respond within such time period, PBGC shall be deemed to have concurred.

         D. Release of Plan from the Agreement. Laidlaw's obligations under the Agreement with regard to a particular Pension Plan shall terminate on the date on which the PBGC concurs or is deemed to concur that a Plan Release Event described in section IV.B. has occurred for such Plan; provided, however, that the occurrence of a Plan Release Event for any Plan shall have no effect on the Laidlaw Group's obligations under the Agreement for other Pension Plans.

         E. Termination of Agreement. This Agreement shall terminate on the date on which the PBGC concurs, or is deemed to concur that either Termination Event described in section IV.A. has occurred.

         F. Effect of Termination. All obligations of the Laidlaw Group and PBGC under this Agreement shall terminate immediately upon termination of this Agreement.

         V.       REPORTING OBLIGATIONS

         Laidlaw will provide the following information to PBGC, in addition to any reporting obligations that the Laidlaw Group may have under ERISA or the Internal Revenue Code:

         A. Copies to PBGC's Corporate Finance and Negotiations Department of any notices otherwise required to be filed with the Internal Revenue Service or PBGC concerning the Plans at the time the filing is made;

         B. Written notice 30 days prior to any Plan merger or any transfer of liabilities or assets described in the Internal Revenue Code, under Internal Revenue Code section 414(l), to or from any Plan (other than de minimis mergers or transfers).

         C. Written notice 30 days prior to any change in any of the Plans' actuarial assumptions or methods for the purpose of the minimum funding standard account (other than changes required by law), which changes shall be subject to PBGC's consent, which consent shall not be unreasonably withheld.

         D. Written notice 30 days prior to any change in any of the Plans' Plan Years. Such changes shall be subject to PBGC's consent, which consent shall not be unreasonably withheld.

         E. Each Plan's Actuarial Valuation Report no later than the last day of the Plan Year.

         F.       Each Plan's Form 5500 when filed.

         G. By the last day of each Plan Year, a statement certified by one or more of the Plans' enrolled actuaries, specifying the following:

                  1. The allocation among the Plans of any Enhanced Contributions required for the Plan Year, showing the calculation of each Plan's unfunded current liability in accordance with Internal Revenue Code section 404(a)(1)(D)(i);

                  2. The amount of contributions necessary to maintain each Plan's Required Credit Balance and details of the calculation of each Plan's Required Credit Balance; and

                  3. A statement that the contribution necessary to maintain each Plan's Required Credit Balance is not limited by the Maximum Tax Deductible Contribution Amount for the Plan Year, or, if the contribution is so limited, the statement shall contain details showing the calculation of the limitation and the reallocation to other Plans or to later Plan Years.

         H. By the last day of each Plan Year, a certification from Laidlaw that contributions at least equal to the lesser of V.H.1. or V.H.2. below have been made to each Plan.

                  1. The amount necessary to maintain each Plan's Required Credit Balance.

                  2. The maximum tax deductible amount that may be contributed to each Plan for the Plan Year.

         I.       A copy of Plan amendments within 10 days of adoption.

         J. Written notice within 5 days of any missed quarterly contribution, Minimum Funding Contribution, Enhanced Contribution, or any other contribution required to be made to a Plan pursuant to this Agreement.

         K. A written statement indicating the number of shares contributed to the Stock Trust pursuant to section II.B. above and the price per share as set forth in the Disclosure Statement filed with respect to the Reorganization Plan.

         L. Written confirmation as of the end of 2003 and again as of the end of 2004, accounting for all sales of stock, including the number of shares sold and net proceeds, and amounts contributed to the Plans pursuant to sections II.A.1.(c) and II.B. above.

         M. Written confirmation that the $50,000,000 Enhanced Contribution pursuant to section II.A.1.(a) above was in fact contributed.

         N. Written confirmation that the $50,000,000 Enhanced Contribution pursuant to section II.A.1.(b) above was in fact contributed.

         O. For so long as Laidlaw is not a company subject to the periodic reporting requirements under the federal securities laws, copies of all information provided to Laidlaw's shareholders.

         VI.      COORDINATING ACTUARY

         Laidlaw may appoint a single enrolled actuary to coordinate the actions required of the Plans' enrolled actuaries in order for the Laidlaw Group to discharge its obligations under this Agreement. The coordinating actuary may establish such reasonable procedures as it deems appropriate to obtain information from the enrolled actuaries for the Plans, and shall be entitled to rely on the information it obtains from the Plans' enrolled actuaries. The coordinating actuary may prepare and submit the statement described in section V.G. The coordinating actuary may establish procedures for basing the contribution and allocation of Enhanced Contributions to and among the Plans on the Plans' enrolled actuaries' estimates of the unfunded current liabilities of the Plans on the first day of the Plan Year using data available at the time of the contribution or allocation.

         VII.     DEFAULT

         An Event of Default shall occur under this Agreement if the Laidlaw Group breaches or is in default of any of its obligations under this Agreement, including but not limited to the Laidlaw Group's obligations to make Enhanced Contributions and to maintain the Initial Credit Balance and the Required Credit Balance.

         VIII.    REMEDIES

         Upon the occurrence of an Event of Default:

         A. All Enhanced Contributions not already made by the Laidlaw Group to the Pension Plans shall be immediately due and payable to PBGC for the benefit of the Plans.

         B. In addition to PBGC's rights under the Agreement and authority under Title IV of ERISA, PBGC may, in its sole discretion, demand payment and commence enforcement proceedings that are not inconsistent with the applicable terms of the Intercreditor Agreement.

         C. PBGC will provide the Laidlaw Group with a reasonable opportunity to cure any default.

         IX.      REPRESENTATIONS AND WARRANTIES

         A. PBGC represents and warrants to Laidlaw and the Laidlaw Group, as of the date of this Agreement, as follows:

                  (1) Authorizations. PBGC possesses full corporate power and authority to execute, deliver and perform this Agreement. The officers of PBGC executing this Agreement have been duly authorized to execute and deliver this Agreement.

                  (2) Binding Effect. This Agreement has been duly executed and delivered by PBGC and constitutes a legal, valid and binding obligation of PBGC and is enforceable against it in accordance with its terms.

                  (3) Reliance. PBGC recognizes and acknowledges that Laidlaw and the Laidlaw Group have relied on the representations and warranties contained in this section IX.A in entering into this Agreement and that these representations and warranties shall survive the execution and delivery of this Agreement.

         B. Laidlaw and each member of the Laidlaw Group represent and warrant to PBGC, as of the date of this Agreement as follows:

                  (1) Authorization. Laidlaw is a corporation duly organized, existing and in good standing under the laws of Canada. Laidlaw and each member of the Laidlaw

                           Group possesses full corporate power and authority to execute, deliver and perform this Agreement. Any person or entity executing this Agreement on behalf of Laidlaw and each member of the Laidlaw Group has been duly authorized to do so.

                  (2) Binding Effect. This Agreement has been duly executed and delivered by Laidlaw and each member of the Laidlaw Group and constitutes a legal, valid and binding obligation of Laidlaw and each member of the Laidlaw Group and is enforceable against Laidlaw and each member of the Laidlaw Group in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (3) No Conflict. The execution, delivery and performance of this Agreement by Laidlaw and each member of the Laidlaw Group is not in contravention of, and does not constitute a default under, the terms of any of Laidlaw's or any member of the Laidlaw Group's respective articles of incorporation, by-laws or other organizational documentation, or any law, regulation, decree, order, judgment, indenture, agreement or undertaking to which Laidlaw or any member of the Laidlaw Group is a party or by which Laidlaw or any member of the Laidlaw Group or any of its properties are bound or result in the creation of imposition of any lien on any of the respective properties of Laidlaw or any member of the Laidlaw Group.

                  (4) No Consents Required. No consent, approval, authorization, filing, registration or other similar formality of or with any governmental authority, agency or instrumentality, or any other person or entity is required in connection with the execution, delivery or performance by Laidlaw or any member of the Laidlaw Group of this Agreement, except for approval of this Agreement by the Bankrtupcy Court and except as may be required under (a) state securities or "blue sky" laws or (b) the Securities Act of 1933, the Securities Exchange Act of 1934 or the Trust Indenture Act of 1939.

                  (5) Reliance. Laidlaw and each member of the Laidlaw Group recognizes and acknowledges that the PBGC has relied on the representations and warranties contained in this section IX.B. in entering into this Agreement and that these representations and warranties shall survive the execution and delivery of this Agreement.

         X.       GENERAL PROVISIONS

         A. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware and by ERISA, the Internal Revenue Code, and other laws of the United States to the extent they preempt the laws of the State of Delaware.

         B. Entire Agreement. This Agreement and any instruments or documents delivered or to be delivered in connection herewith represent the entire agreement and understanding concerning the subject matter between the parties hereto, and supersedes the Term Sheet and all other prior agreements, understandings, negotiations, discussions, proposals and offers concerning the subject matter hereof, whether oral or written.

         C. Severability. If any provision of this Agreement shall be rendered invalid, inoperative, or unenforceable as applied in any particular case, such action shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance. If any provision of this Agreement shall be rendered invalid, inoperative, or unenforceable in all cases, such action shall not have the effect of rendering any other provisions of the Agreement invalid, inoperative, or unenforceable. The invalidity of any portion of this Agreement shall not affect the remaining portions of the Agreement.

         D. Limitation of Rights. This Agreement is intended to be and is for the sole and exclusive benefit of the Laidlaw Group, the PBGC, and their assigns under X.E.. Nothing expressed or mentioned in or to be implied from the Agreement gives any person other than the Laidlaw Group and PBGC any legal or equitable right, remedy, or claim against the Laidlaw Group or PBGC under or in respect of this Agreement.

         E. Assignment. This Agreement may not be assigned in whole or in part by either party without the express written consent of the other party.

         F. Notices. All notices, requests, or other communications shall be in writing and shall be deemed to have been given (1) if by courier, when receipted for, (2) if by certified mail, return receipt requested, when the return receipt has been received, or (3) if by telex, facsimile or similar electronic transfer, when sent, with receipt confirmed, address as follows:

                  Laidlaw:

                                    Mr. Kevin Benson
                                    Chief Executive Officer
                                    Laidlaw Inc.
                                    55 Shuman Boulevard
                                    Suite 400

                         Naperville, Illinois, 60563

                         With copy to:
                         Daniel C. Hagen, Esq.
                         Jones Day
                         901 Lakeside Avenue
                         Cleveland, OH 44114

                PBGC: Director, Corporate Finance and Negotiations Department Pension Benefit Guaranty Corporation
                         1200 K Street, NW, Suite 270
                         Washington, DC 20005-4026
                         Facsimile: (202) 842-2643

                         With copy to:

                         General Counsel
                         Pension Benefit Guaranty Corporation
                         1200 K Street, NW, Suite 340
                         Washington, DC 20005-4026
                         Facsimile: (202) 326-4112

         G. Business Days. If the last date for performing any act or exercising any right provided for in the Agreement falls on a Saturday, Sunday or federal holiday, unless otherwise expressly provided in the Agreement, the act may be performed or the right exercised on the next day that is not a Saturday, Sunday, or federal holiday with the same force and effect as if done on the date provided in the Agreement.

         H. Captions and Headings. The titles and captions used in the section headings of this Agreement are solely for the convenience of the parties and shall not be controlling for purposes of the interpretation of this Agreement.

         I. Counterparts. This Agreement may be executed in identical counterparts, each of which shall be an original as against the party that signed it, and all which together shall constitute one and the same instrument. This Agreement will be effective as of the latest date on which it has been signed by all the parties. The term of this Agreement ("Term") shall be from the date indicated in the preceding sentence until the date indicated in section IV of this Agreement; provided, however, that if the Reorganization Plan is not consummated, this Agreement shall be null and void.

         J. Amendment and Waivers. No amendment of any provision of this Agreement shall be valid unless the amendment is in writing and signed by the parties to this Agreement. The failure of any party to the Agreement to enforce a provision of the Agreement shall not constitute a waiver of the party's right to enforce that provision of the Agreement.

         K. No Change to Governing Plan Documents or Plan Administration. This Agreement is not a document or instrument governing the Pension Plans, nor does anything in this Agreement amend, supplement, or derogate from the documents and instruments governing the Pension Plans. Further, nothing in this Agreement alters, amends, or otherwise modifies the operation or administration of the Pension Plans.

         L. Reservation of Rights. Nothing in this Agreement shall preclude the PBGC from exercising its regulatory, enforcement, litigation, or other authority as set forth in ERISA and the Internal Revenue Code with respect to any person, other than as expressly provided otherwise in this Agreement.

         M. Rules for Interpretation. For purposes of this Agreement, unless otherwise provided herein:

                  (1) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural;

                  (2) unless otherwise provided in this Agreement, any reference in this Agreement to another agreement, contract, instrument or document being in a particular form or having particular terms and conditions means that such agreement, contract, instrument, or document will be substantially in such form or substantially on such terms and conditions;

                  (3) any reference to PBGC, Laidlaw, the Laidlaw Group, and the Encumbered Affiliates includes such entities successors, assigns and affiliates, provided, however, that any of the aforementioned references will under no circumstances include a CFC or an insurance company; and

                  (4) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. Nor shall any rule of construction that favors a non-draftsman or a government agency be applied. A reference to any statute shall be deemed also to refer to all rules and regulations promulgated under the statute, unless the context requires otherwise.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first set forth above.

              PENSION BENEFIT GUARANTY CORPORATION

              By: /s/ Robert M. Klein
                  --------------------------
                  Name: Robert M. Klein
                  Title: Deputy Director, Corporate Finance & Negotiations Dept.
                  Date: 6/18/03

              LAIDLAW INC.

              By: /s/ Ivan R. Cairns
                  --------------------------
                  Name: Ivan R. Cairns
                  Title: Senior Vice President & General Counsel
                  Date: 6/18/03

              GREYHOUND LINES, INC.

              By: /s/ Ivan R. Cairns
                  --------------------------
                  Name: Ivan R. Cairns
                  Title: Vice President
                  Date: 6/18/03

              ENCUMBERED SUBSIDIARIES

              LAIDLAW INVESTMENTS LTD., an Ontario corporation
              (to be domesticated in Delaware as Laidlaw International, Inc.)

              By: /s/ Ivan R. Cairns
                  --------------------------
                  Name: Ivan R. Cairns
                  Title: Senior Vice President and
                  Secretary

              LAIDLAW TRANSPORTATION HOLDINGS, INC.,
              a Delaware corporation

               LAIDLAW TRANSPORTATION MANAGEMENT INC.,
               an Ohio corporation

               LAIDLAW MEDICAL HOLDINGS, INC.,
               a Delaware corporation

               LAIDLAW INTERNATIONAL FINANCE CORPORATION INC., a Delaware corporation

               LAIDLAW USA, INC.,
               a New York corporation

               LAIDLAW TRANSPORTATION, INC.,
               a Delaware corporation

               By: /s/ Ivan R. Cairns
                   ----------------------------------------------
               Name: Ivan R. Cairns
               Title: Senior Vice President and Secretary

               LAIDLAW ONE INC.,
               a Delaware corporation

               LAIDLAW TWO, INC.,
               a Delaware corporation

               S.C. FOOD SERVICES (U.S.A.), INC.,
               a Delaware corporation

               By: /s/ Ivan R. Cairns
                   ----------------------------------------------
               Name: Ivan R. Cairns
               Title: President and Secretary

               CONCORDE ADJUSTERS, INC.,
               a Delaware corporation

               By: /s/ Ivan R. Cairns
                   ----------------------------------------------
               Title: Vice President

               LAIDLAW TRANSIT HOLDINGS, INC.,
               a Delaware corporation

               LAIDLAW TRANSIT, INC.,
               a Delaware corporation

               ALLIED BUS SALES, INC.,
               an Indiana corporation

               LAIDLAW TRANSIT MANAGEMENT COMPANY, INC., a Pennsylvania corporation

               CHATHAM COACH LINES, INC.,
               a Delaware corporation

               LAIDLAW TRANSIT SERVICES, INC.,
               a Delaware corporation

               SUTRAN, INC.,
               a South Dakota corporation

               VAN TRAN OF TUCSON, INC.,
               an Arizona corporation

               SAFE RIDE SERVICES, INC.,
               an Arizona corporation

               By: /s/ Ivan R. Cairns
                   ----------------------------------------------
               Name: Ivan R. Cairns
               Title: Secretary

               EMCARE GROUP

               EMCARE HOLDINGS INC.,
               a Delaware corporation

               EMCARE, INC.,
               a Delaware corporation

               AMERICAN EMERGENCY PHYSICIANS MANAGEMENT, INC., a California corporation

               CHARLES T. MITCHELL, INC.,
               a Hawaii corporation

               COORDINATED HEALTH SERVICES, INC.,
               a Pennsylvania corporation

               ECEP, INC.,
               a Missouri corporation

               EMCARE ANESTHESIA SERVICES, INC.,
               a Delaware corporation

               EMCARE CONTRACT OF ARKANSAS, INC.,
               an Arkansas corporation

               EMCARE OF ALABAMA, INC.,
               an Alabama corporation

               EMCARE OF ARIZONA, INC.,
               an Arizona corporation

               EMCARE OF CALIFORNIA, INC.,
               a California corporation

               EMCARE OF COLORADO, INC.,
               a Colorado corporation

               EMCARE OF CONNECTICUT,
               a Connecticut corporation

               EMCARE OF FLORIDA, INC.,
               a Florida corporation

               EMCARE OF GEORGIA, INC.,
               a Georgia corporation

               EMCARE OF HAWAII, INC.,
               a Hawaii corporation

               EMCARE OF INDIANA, INC.,
               an Indiana corporation

               EMCARE OF IOWA, INC.,
               an Iowa corporation

               EMCARE OF KENTUCKY, INC.,
               a Kentucky corporation

               EMCARE OF LOUISIANA, INC.,
               a Louisiana corporation

               EMCARE OF MARYLAND, LLC,
               a Maryland limited liability company

               EMCARE OF MICHIGAN, INC.,
               a Michigan corporation

               EMCARE OF MINNESOTA, INC.,
               a Minnesota corporation

               EMCARE OF MISSISSIPPI, INC.,
               a Mississippi corporation

               EMCARE OF MISSOURI, INC.,
               a Missouri corporation

               EMCARE OF NEVADA, INC.,
               a Nevada corporation

               EMCARE OF NEW HAMPSHIRE, INC.,
               a New Hampshire corporation

               EMCARE OF NEW JERSEY, INC.,
               a New Jersey corporation

               EMCARE OF NEW MEXICO, INC.,
               a New Mexico corporation

               EMCARE OF NEW YORK, INC.,
               a New York corporation

               EMCARE OF NORTH CAROLINA, INC.,
               a North Carolina corporation

               EMCARE OF NORTH DAKOTA, INC.,
               a North Dakota corporation

               EMCARE OF OHIO, INC.,
               an Ohio corporation

               EMCARE OF OKLAHOMA, INC.,
               an Oklahoma corporation

               EMCARE OF OREGON, INC.,
               an Oregon corporation

               EMCARE OF PENNSYLVANIA, INC.,
               a Pennsylvania corporation

               EMCARE OF RHODE ISLAND, INC.,
               a Rhode Island corporation

               EMCARE OF SOUTH CAROLINA, INC.,
               a South Carolina corporation

               EMCARE OF TENNESSEE, INC.,
               a Tennessee corporation

               EMCARE OF TEXAS, INC.,
               a Texas corporation

               EMCARE OF VERMONT, INC.,
               a Vermont corporation

               EMCARE OF VIRGINIA, INC.,
               a Virginia corporation

               EMCARE OF WASHINGTON, INC.,
               a Washington corporation

               EMCARE OF WEST VIRGINIA, INC.,
               a West Virginia corporation

               EMCARE OF WISCONSIN, INC.,
               a Wisconsin corporation

               EMCARE PHYSICIAN SERVICES, INC.,
               a Delaware corporation

               EMCARE PHYSICIAN PROVIDERS, INC.,
               a Missouri corporation

               EMCARE SERVICES OF ILLINOIS, INC.,
               an Illinois corporation

               EMCARE SERVICES OF MASSACHUSETTS, INC.,
               a Massachusetts corporation

               EM-CODE REIMBURSEMENT SOLUTIONS, INC.,
               a Delaware corporation

               EMERGENCY MEDICINE EDUCATION SYSTEMS, INC., a Texas corporation

               EMERGENCY SPECIALISTS OF ARKANSAS, INC. II, a Texas corporation

               FIRST MEDICAL/EMCARE INC.,
               a California corporation

               HEALTHCARE ADMINISTRATIVE SERVICES, INC., a Delaware corporation

               HELIX PHYSICIANS MANAGEMENT, INC.,
               a California corporation

               NORMAN BRUCE JETTON, INC.,
               a California corporation

               OLD STAT, INC.,
               a Delaware corporation

               PACIFIC EMERGENCY SPECIALISTS MANAGEMENT, INC., a California corporation

               PHYSICIAN ACCOUNT MANAGEMENT, INC.,
               a Florida corporation

               PROVIDER ACCOUNT MANAGEMENT, INC.,
               a Delaware corporation

               REIMBURSEMENT TECHNOLOGIES, INC.,
               a Pennsylvania corporation

               STAT PHYSICIANS, INC.,
               a Florida corporation

               THE GOULD GROUP, INC.,
               a Texas corporation

               TIFTON MANAGEMENT SERVICES, INC.,
               a Georgia corporation

               TUCKER EMERGENCY SERVICES, INC.,
               a Georgia corporation

               By: /s/ Ivan R. Cairns
                   ----------------------------------------------
               Name: Ivan R. Cairns
               Title: Vice President

               AMERICAN MEDICAL RESPONSE GROUP

               AMERICAN MEDICAL RESPONSE, INC.,
               a Delaware corporation

               AMBULANCE ACQUISITION, INC.,
               a Delaware corporation

               AMR BROCKTON, L.L.C.,
               a Delaware limited liability company

               MEDLIFE EMERGENCY MEDICAL SERVICE, INC., an Alabama corporation

               METROPOLITAN AMBULANCE SERVICE,
               a California corporation

               HANK'S ACQUISITION CORP.,
               an Alabama corporation

               AMERICAN MEDICAL RESPONSE OF INLAND EMPIRE, a California corporation

               FOUNTAIN AMBULANCE SERVICE, INC.,
               an Alabama corporation

               GOLDEN GATE ASSOCIATES,
               a California corporation

               FLORIDA EMERGENCY PARTNERS, INC.,
               a Texas corporation

               SAN FRANCISCO AMBULANCE SERVICE, INC.,
               a California corporation

               AMERICAN MEDICAL RESPONSE NORTHWEST, INC., an Oregon corporation

               SPRINGS AMBULANCE SERVICE, INC.,
               a California corporation

               AMERICAN MEDICAL RESPONSE OF COLORADO, INC., a Delaware corporation

               MEDEVAC MIDAMERICA, INC.,
               a Missouri corporation

               AMERICAN MEDICAL RESPONSE WEST,
               a California corporation

               DESERT VALLEY MEDICAL TRANSPORT, INC.,
               a California corporation

               INTERNATIONAL LIFE SUPPORT, INC.,
               a Hawaii corporation

               MEDEVAC MEDICAL RESPONSE, INC.,
               a Missouri corporation

               AMERICAN MEDICAL RESPONSE OF OKLAHOMA, INC., a Delaware corporation

               AMERICAN MEDICAL RESPONSE OF TEXAS, INC., a Delaware corporation

               KUTZ AMBULANCE SERVICE, INC.,
               a Wisconsin corporation

               AMERICAN MEDICAL RESPONSE HOLDINGS, INC., a Delaware corporation

               AMERICAN MEDICAL RESPONSE MANAGEMENT, INC., a Delaware corporation

               REGIONAL EMERGENCY SERVICES, L.P.,
               a Delaware limited partnership

               A1 LEASING, INC.,
               a Florida corporation

               MOBILE MEDIC AMBULANCE SERVICE, INC.,
               a Delaware corporation

               METRO AMBULANCE SERVICE, INC.,
               a Delaware corporation

               METRO AMBULANCE SERVICE (RURAL), INC.,
               a Delaware corporation

               MEDIC ONE AMBULANCE SERVICES, INC.,
               a Delaware corporation

               AMERICAN MEDICAL RESPONSE OF SOUTH CAROLINA, INC., a Delaware corporation

               AMERICAN MEDICAL RESPONSE OF NORTH CAROLINA, INC., a Delaware corporation

               AMERICAN MEDICAL RESPONSE OF GEORGIA, INC., a Delaware corporation

               RANDLE EASTERN AMBULANCE SERVICE, INC.,
               a Florida corporation

               MEDI-CAR SYSTEMS, INC.,
               a Florida corporation

               AMERICAN MEDICAL RESPONSE OF TENNESSEE, INC., a Delaware corporation

               PHYSICIANS & SURGEONS AMBULANCE SERVICE, INC., an Ohio corporation

               AMERICAN MEDICAL RESPONSE OF ILLINOIS, INC., a Delaware corporation

               TROUP COUNTY EMERGENCY MEDICAL SERVICES, INC., a Georgia corporation

               MEDI-CAR AMBULANCE SERVICE, INC.,
               a Florida corporation

               MIDWEST AMBULANCE MANAGEMENT COMPANY,
               a Delaware corporation

               PARAMED, INC.,
               a Michigan corporation

               MERCY AMBULANCE OF EVANSVILLE, INC.,
               an Indiana corporation

               TIDEWATER AMBULANCE SERVICE, INC.,
               a Virginia corporation

               AMERICAN MEDICAL RESPONSE OF CONNECTICUT, INCORPORATED, a Connecticut corporation

               ATLANTIC AMBULANCE SERVICES ACQUISITION, INC., a Delaware corporation

               AMERICAN MEDICAL RESPONSE OF MASSACHUSETTS, INC., a Massachusetts corporation

               ATLANTIC/KEY WEST AMBULANCE, INC.,
               a Delaware corporation

               AMERICAN MEDICAL RESPONSE MID-ATLANTIC, INC., a Pennsylvania corporation

               ATLANTIC/PALM BEACH AMBULANCE, INC.,
               a Delaware corporation

               AMERICAN MEDICAL RESPONSE DELAWARE VALLEY, LLC, a Delaware limited liability company

               SEMINOLE COUNTY AMBULANCE, INC.,
               a Delaware corporation

               METRO AMBULANCE SERVICE, INC.,
               a Georgia corporation

               LIFEFLEET SOUTHEAST, INC.,
               a Florida corporation

               BROWARD AMBULANCE, INC.,
               a Delaware corporation

               AMERICAN MEDICAL PATHWAYS, INC.,
               a Delaware corporation

               LAIDLAW MEDICAL TRANSPORTATION, INC.,
               a Delaware corporation

               LIFECARE AMBULANCE SERVICE, INC.,
               an Illinois corporation

               TEK, INC.,
               an Illinois corporation

               HEMET VALLEY AMBULANCE SERVICE, INC.,
               a California corporation

               MEDIC ONE OF COBB, INC.,
               a Georgia corporation

               GIEGER TRANSFER SERVICE, INC.,
               a Mississippi corporation

               MERCY LIFE CARE,
               a California corporation

               AMERICAN MEDICAL RESPONSE OF SOUTHERN CALIFORNIA, a California corporation

               PUCKETT AMBULANCE SERVICE, INC.,
               a Georgia corporation

               MERCY, INC.,
               a Nevada corporation

               AMERICAN INVESTMENT ENTERPRISES, INC.,
               a Nevada corporation

               ADAM TRANSPORTATION SERVICE, INC.,
               a New York corporation

               ASSOCIATED AMBULANCE SERVICE, INC.,
               a New York corporation

               PARK AMBULANCE SERVICE INC.,
               a New York corporation

               FIVE COUNTIES AMBULANCE SERVICE, INC.,
               a New York corporation

               SUNRISE HANDICAP TRANSPORT CORP.,
               a New York corporation

               By: /s/ Ivan R. Cairns
                   ----------------------------------------------
               Name: Ivan R. Cairns
               Title: Vice President

               LINC TRANSPORTATION, LLC,
               a Delaware limited liability company

               By: /s/ Ivan R. Cairns
                   ----------------------------------------------
               Name: Ivan R. Cairns
               Title: Vice President and Secretary

                                    EXHIBIT A

                          LAIDLAW STOCK TRUST AGREEMENT

                  This TRUST AGREEMENT made this 20th day of June, 2003, by and between Laidlaw Investments Ltd., a corporation organized under the laws of the Province of Ontario, Canada, to be domesticated into the United States as a Delaware corporation and thereafter known as Laidlaw International, Inc. (the "Company") and U.S. Trust Company, National Association, as trustee (the "Trustee").

                  WHEREAS, the Company is a party to the proceedings under Chapter 11 of the U.S. Bankruptcy Code, IN RE: LAIDLAW USA, INC. ET AL., CASE NOS. 01-14099K THROUGH 01-14104K (the "Chapter 11 Proceedings"), in the United States Bankruptcy Court for the Western District of New York;

                  WHEREAS, affiliates of the Company are the sponsors of the following pension plans:

                  1. Greyhound Lines, Inc. Salaried Employees Defined Benefit Plan;

                  2. Greyhound Inc. Amalgamated Transit Union Local 1700 Council Retirement & Disability Plan;

                  3. Texas New Mexico and Oklahoma Coaches, Inc. Employee Retirement Plan;

                  4. Vermont Transit Co. Inc. Employees Defined Benefit Pension Plan;

                  5.     Carolina Coach Company Pension Plan;

                  6. Carolina Coach Co. International Association of Machinist Pension Plan; and

                  7.     Carolina Coach Company Amalgamated Transit Union
                         Pension Plan

(the "Pension Plans"), all of which are qualified defined benefit plans under
Section 401(a) of the Internal Revenue Code (the "Code");

                  WHEREAS, the Company has entered into a settlement agreement with the Pension Benefit Guaranty Corporation ("PBGC"), dated June 20, 2003, (the "Settlement Agreement") in connection with the Chapter 11 Proceedings and the Pension Plans; and

                  WHEREAS, pursuant to the Settlement Agreement, the Company desires to establish this irrevocable trust (the "Trust") and to transfer to the Trust shares of Common Stock of the Company (the "Company Stock"), which shall be sold by the Trustee pursuant to the terms of the Trust to generate proceeds which shall be transferred to the Pension Plans, in satisfaction of the Company's obligations under the Settlement Agreement;

                  NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                                    ARTICLE I
                                  ESTABLISHMENT

Section 1.1 Trust Fund. The assets held at any time and from time to time under the Trust collectively are herein referred to as the "Trust Fund" and shall consist of contributions received by the Trustee, proceeds of sales, investments and reinvestments thereof, the earnings and income thereon, and less disbursements thereof. Except as herein otherwise provided, title to the assets of the Trust Fund shall at all times be vested in the Trustee and securities that are part of the Trust Fund shall be held in such manner that the Trustee's name and the fiduciary capacity in which the securities are held are fully disclosed, subject to the right of the Trustee to hold title in the name of a nominee, and the interests of others in the Trust Fund shall be only the right to have such assets received, held, invested, administered and distributed in accordance with the provisions of this Agreement. This Trust shall be known as the Laidlaw Stock Trust. The Company and the Trustee intend the Trust to be an independent legal entity. In accordance with the Settlement Agreement, the assets of the Trust Fund are subject to an exclusive and first priority lien in favor of the PBGC. Pursuant to the terms of the Settlement Agreement, such lien shall be extinguished as and to the extent that the entire Trust Fund, including the proceeds of sales of the shares of Company Stock, are transferred to the Pension Plans.

Section 1.2 Trustee Acceptance. The Trustee hereby accepts this Trust and all the Company's right, title and interest in the property transferred to the Trust and all other property coming into the possession of the Trustee pursuant to the terms of this Agreement, and the Trustee agrees to hold, administer and distribute the Trust property, the income therefrom, and the proceeds thereof according to the terms and conditions hereof.

Section 1.3 Grantor Trust. The Trust has been established for the purpose of reducing the Company's cash funding obligations to the Pension Plans under the Settlement Agreement. The Trust is intended to be a grantor trust within the meaning of Section 671 of the Code and shall be construed accordingly. The Trust is intended not to be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Section 1.4 Irrevocability. The Trust shall not be revocable by the Company. This Agreement may be amended as provided in Section 9.1.

                                   ARTICLE II
                                FUNDING OF TRUST

Section 2.1 Receipt of Assets. Concurrently with the execution of this Agreement, the Company is conveying to the Trust 3,777,419 shares of Company Stock. The Trustee shall receive and accept for the purposes hereof all such shares of Common Stock, and pursuant to the terms of this Agreement, shall hold, manage, administer and distribute the Trust Fund. The Trustee need not inquire into the source of any money or property transferred to it nor into the authority or right of the transferor of such money or property to transfer such money or property to the Trustee. All right, title and interest in and to the assets of the Trust Fund shall at all times be vested exclusively in the Trustee. The Trustee shall have only such duties with respect to the Trust Fund as are set forth in this Agreement.

Section 2.2 Rights Regarding Common Stock. With respect to the manner of voting of Company Stock held by the Trust or decisions in connection with any tender or exchange offer for Company Stock held by the Trustee, the Trustee shall vote the Company Stock or respond to such tender or exchange offer in the manner recommended by the Company's Board of Directors.

                                  ARTICLE III
                            DISBURSEMENTS FROM TRUST

Section 3.1 Disbursements Made To Pension Plans. As soon as practicable after any sale of Company Stock by the Trustee, as provided in Section 3.2, the Trustee shall transfer the net proceeds from such sale to one or more of the Pension Plans as directed by the Company. The Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets and no asset of the Trust shall revert to the Company under any circumstances.

Section 3.2 Sale of Stock. Subject to compliance with applicable federal and state securities laws, the Trustee shall sell the Company Stock held by the Trust as soon as practicable but not later than December 31, 2004 in accordance with the guidelines set forth in this Section 3.2.

         (a) The Company Stock may be sold in one or more transactions for no less than the current fair market value at the time of any such sale as determined by the Trustee. Any such sale shall be in accordance with applicable state and federal laws and regulations.

         (b) The Trustee, in its discretion, shall determine the time at which the Company Stock in the Trust shall be sold. Such determination shall be based on maximizing the proceeds from the sale of the Company Stock.

         (c) Notwithstanding the foregoing, the Trustee must obtain the Company's consent prior to selling the Company Stock. In addition, the Company may, at any time, direct the Trustee to sell the Company Stock in accordance with the terms of this Agreement, and in such case the Trustee shall sell Company Stock in accordance with such direction, without regard to whether the Trustee has determined that the Company Stock should be sold.

                                   ARTICLE IV
                                   INVESTMENTS

Section 4.1 Investments. The Trustee shall invest and reinvest the Trust Fund exclusively in Company Stock; provided, however, that the Trustee may temporarily invest any cash held in the Trust from time to time in (i) United States Government obligations with maturities of less than one year, (ii) interest-bearing accounts including, but not limited to, certificates of deposit, time deposits, savings accounts and money market accounts, with maturities of less than one year, or (iii) a common, collective or pooled trust fund maintained by the Trustee whose investments are limited to those described in clauses (i) and (ii) of this Section 4.1, in which event such part of the Trust Fund so invested shall be subject to all of the terms and provisions of the common, collective or pooled trust fund which contemplate the commingling for investment purposes of such trust assets with trust assets of other trusts.

Section 4.2 Trustee Duties. Subject to Section 3.2, the Trustee shall have no duty to determine or review the merit or suitability of investing the Trust Fund in Company Stock for the objectives of the Trust.

                                   ARTICLE V
                              ACCOUNTING BY TRUSTEE

Section 5.1 The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and other transactions. All such records shall be open to inspection and audit at all reasonable times by the Company or the PBGC. Within sixty days following the close of each Trust Year and within sixty days after the removal or resignation of a Trustee, the Trustee shall deliver to the Company and the PBGC a written account of its administration of the Trust during such year or during the period from the close of the last preceding Trust Year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost and net proceeds of such purchases or sales, and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. All tax returns and other regulatory filings required by the Trust shall be prepared by the Company. The Trustee shall fully cooperate with the Company in the Company's preparation of the tax returns and regulatory filings by providing all records and information needed to accurately complete such returns and filings and by taking any other actions that might assist the Company in its preparation of the returns and filings. The Trustee shall make such filings as shall be directed by the Company and shall be entitled to rely on the accuracy of all returns and filings so prepared by the Company.

                                   ARTICLE VI
                      RESPONSIBILITY AND POWERS OF TRUSTEE

Section 6.1 Duty of Trustee. (a) In performing its duties hereunder, the Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company in accordance with the terms of this Agreement.

         (b) The Trustee shall have without exclusion all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein.

         (c) The Trustee shall not be liable in connection with the performance of its duties hereunder except for its negligence or bad faith; provided, however, that the Trustee shall incur no liability for any action taken by the Trustee in accordance with the terms of this Agreement or pursuant to a direction, request, or approval given by the Company in accordance with the terms of this Agreement.

Section 6.2 Indemnification. The Company shall indemnify and save harmless the Trustee, its officers, directors and employees, for and from any loss or expense (including reasonable attorneys' fees) arising (a) from the Trustee's performance of its duties in conformance with the terms of the Agreement, including any liability alleged to have resulted from a violation of law, including, without limitation, the Securities Act of 1933, or the rules and regulations of any authority having jurisdiction over the Company or any of its affairs, (b) out of any matter as to which this Agreement provides that the Trustee is directed, protected, not liable, or not responsible, or (c) from the Trustee's delay or failure to act as a result of the Company's failure or delay in providing consent for such act, to the extent the Company's consent is required by the terms of this Agreement; provided, however, that the foregoing provisions of this Section 6.2 shall not apply to any loss or expense resulting from the Trustee's own negligence, recklessness, bad faith, willful misconduct or breach of fiduciary duty.

Section 6.3 Management and Control of Trust Fund. Subject to the terms of this Agreement, the Trustee shall have exclusive authority, discretion and responsibility to manage and control the assets of the Trust Fund.

Section 6.4 Powers of Trustee. Without in any way limiting the powers and discretion conferred upon it by the other provisions of this Agreement or by law, but subject to the other provisions of this Agreement, the Trustee is expressly authorized and empowered:

         (a) To sell, exchange, convey, transfer or otherwise dispose of any property held by it by private contract or at public auction, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition.

         (b) To purchase, receive, or subscribe for any securities or other property and to retain in trust such securities or other property.

         (c) To vote any stocks, bonds or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held in the Trust Fund.

         (d) To make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases, or other instruments in writing necessary or desirable for the accomplishment of any of the powers granted herein.

         (e) To register any investment held in the Trust Fund in its own name or in the name of a nominee and to hold any investment in bearer form, or to combine certificates representing such investments with certificates of the same issue held by the Trustee in other fiduciary capacities, or to deposit or to arrange for the deposit of such securities in a qualified central depositary even though, when so deposited, such securities may be merged and held in bulk in the name of the nominee of such depositary with other securities deposited therein by any other person, or to deposit or to arrange for the deposit of any securities issued by the United States Government, or any agency or instrumentality thereof, with a Federal Reserve Bank, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund.

         (f) To employ suitable agents, depositaries and counsel, domestic or foreign.

         (g) To compromise or otherwise adjust all claims in favor of or against the Trust.

         (h) To settle, compromise or submit to arbitration any claims, debts, or damages, due or owing to or from the Trust, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings in any court of law or before any other body or tribunal.

         (i) To do all things that the Trustee reasonably deems necessary to carry out the purposes of this Trust.

                                   ARTICLE VII
                        TAXES AND COMPENSATION OF TRUSTEE

Section 7.1 Taxes. All real and personal property taxes, income taxes and other taxes of any and all kinds levied or assessed under existing or future laws against the Trust Fund shall be paid from the Trust Fund. The Trustee shall be authorized to sell Trust assets to the extent needed to pay the taxes contemplated in the foregoing sentence.

Section 7.2 Trustee Compensation. The Trustee shall be entitled to receive such reasonable compensation for its services as shall be agreed upon in writing by the Company and the Trustee. The compensation and expenses of the Trustee shall be paid directly by the Company.

                                  ARTICLE VIII
                             REPLACEMENT OF TRUSTEE

Section 8.1 The Trustee acting hereunder may resign at any time by giving sixty days' prior written notice to the Company, which notice or time period may be waived by the Company. The Company may remove the Trustee at any time upon sixty days' prior written notice to the Trustee, which notice or time period may be waived by the Trustee. In case of the resignation or removal of the Trustee, the Company shall appoint a successor trustee. Any successor trustee shall be an independent, institutional trustee and shall have the same powers and duties as those conferred upon the Trustee named in this Trust Agreement. The removal of a Trustee and the appointment of a new trustee shall be by a written instrument delivered to the Trustee. Upon the appointment of a successor trustee and after the final account of the resigning or removed Trustee has been approved or settled, as provided in Article V hereof, the resigning or removed Trustee shall transfer or deliver the Trust Fund to such successor trustee. Any Trustee so resigning or removed shall make no surrender charge with respect thereto.

                                   ARTICLE IX
                            AMENDMENT OR TERMINATION

Section 9.1 Amendment. This Agreement may be amended by agreement between the Trustee and the Company at any time or from time to time and in any manner, except that no such amendment may (i) make the Trust revocable or (ii) conflict with the requirements of the Settlement Agreement. Any such amendment shall be expressed in an instrument executed by the Company and the Trustee and shall become effective as of the date designated in such instrument or, if no such date is designated, upon the date of the execution of such instrument. If the Trustee is unable or unwilling to execute any such amendment, it may resign or be removed as provided in Section 8.1 hereof.

Section 9.2 Termination. The Trust shall terminate upon the later of (a) the date on which the Trust no longer holds any assets, or (b) the date as of which the Trustee has wound up the affairs of the Trust.

                                    ARTICLE X
                                  MISCELLANEOUS

Section 10.1 Governing Law. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 10.2 Severability. If any provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Agreement shall continue to be fully effective.

Section 10.3 Notices. All notices and other communications provided for in this Agreement shall be deemed validly given only if they are in writing and delivered personally or sent by certified mail, postage prepaid, or by overnight courier, or by telecopier, to the following addresses or such other address as either party provides to the other party at the address set forth below:

                  If to the Company:

                  Mr. Kevin Benson
                  Laidlaw International, Inc.
                  55 Shuman Boulevard
                  Suite 400
                  Naperville, Illinois 60563
                  Facsimile: (630) 848-3150

                  With copy to:
                  Daniel C. Hagen, Esq.
                  Jones Day
                  601 Lakeside Avenue
                  Cleveland, Ohio 44114
                  Facsimile: (216) 579-0212

                  If to the PBGC:

                  Director, Corporate Finance and Negotiations Department Pension Benefit Guaranty Corporation
                  1200 K Street, NW, Suite 270
                  Washington, DC 20005-4026
                  Facsimile: (202) 842-2643

                  With copy to:
                  General Counsel
                  Pension Benefit Guaranty Corporation
                  1200 K Street, NW, Suite 340
                  Washington, DC 20005-4026
                  Facsimile: (202) 326-4112

                  If to the Trustee:

                  U.S. Trust Company, National Association
                  114 W. 47th Street
                  New York, NY 10036
                  Attention: Mr. Alan L. Miller

Section 10.4 Assignment. Neither the Company nor the Trustee may assign this Agreement without the prior written consent of the other, except that the Trustee may, after prior notification to the Company and the PBGC, assign its rights and delegate its duties hereunder to any corporation or entity which directly or indirectly is controlled by, or is under common control with, the Trustee. This Trust Agreement shall be binding upon, and inure to the benefit of, the Company and the Trustee and their respective successors and permitted assigns. Any entity which shall by merger, consolidation, purchase, or otherwise, succeed to substantially all the trust business of the Trustee shall, upon such succession and without any appointment or other action by the Company, be and become successor trustee hereunder, upon notification to the Company and the PBGC.

Section 10.5 References. Unless the context clearly indicates to the contrary, a reference to a statute, regulation, document or provision shall be construed as referring to any subsequently enacted, adopted or executed counterpart.

Section 10.6 Headings. Headings and subheadings in this Agreement are inserted for convenience of reference only and are not to be considered in the construction of its provisions.

Section 10.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

                         [SIGNATURES ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed on the date set forth below by their duly authorized officers effective as of June 20, 2003.

LAIDLAW INVESTMENTS LTD.

BY:__________________________

NAME:________________________

TITLE:_______________________

DATE: _______________, 2003

U.S. TRUST COMPANY,
  NATIONAL ASSOCIATION

BY:__________________________

NAME:________________________

TITLE:_______________________

DATE: _______________, 2003

                                    EXHIBIT B

ENCUMBERED SUBSIDIARIES

1. LAIDLAW INVESTMENTS, LTD., an Ontario corporation (to be domesticated in Delaware as Laidlaw International, Inc.)

2.       LAIDLAW TRANSPORTATION HOLDINGS, INC., a Delaware corporation

3.       LAIDLAW TRANSPORTATION MANAGEMENT INC., an Ohio corporation

4.       LAIDLAW MEDICAL HOLDINGS, INC., a Delaware corporation

5.       LAIDLAW INTERNATIONAL FINANCE CORPORATION INC., a Delaware corporation

6.       LAIDLAW USA, INC., a New York corporation

7.       LAIDLAW TRANSPORTATION, INC., a Delaware corporation

8.       LAIDLAW ONE INC., a Delaware corporation

9.       LAIDLAW TWO, INC., a Delaware corporation

10.      S.C. FOOD SERVICES (U.S.A.), INC., a Delaware corporation

11.      CONCORDE ADJUSTERS, INC., a Delaware corporation

12.      LAIDLAW TRANSIT HOLDINGS, INC., a Delaware corporation

13.      LAIDLAW TRANSIT, INC., a Delaware corporation

14.      ALLIED BUS SALES, INC., an Indiana corporation

15.      LAIDLAW TRANSIT MANAGEMENT COMPANY, INC., a Pennsylvania corporation

16.      CHATHAM COACH LINES, INC., a Delaware corporation

17.      LAIDLAW TRANSIT SERVICES, INC., a Delaware corporation

18.      SUTRAN, INC., a South Dakota corporation

19.      VAN TRAN OF TUCSON, INC., an Arizona corporation

20.      SAFE RIDE SERVICES, INC., an Arizona corporation

EMCARE GROUP

21.      EMCARE HOLDINGS INC., a Delaware corporation

22.      EMCARE, INC., a Delaware corporation

23. AMERICAN EMERGENCY PHYSICIANS MANAGEMENT, INC., a California corporation

24.      CHARLES T. MITCHELL, INC., a Hawaii corporation

25.      COORDINATED HEALTH SERVICES, INC., a Pennsylvania corporation

26.      ECEP, INC., a Missouri corporation

27.      EMCARE ANESTHESIA SERVICES, INC., a Delaware corporation

28.      EMCARE CONTRACT OF ARKANSAS, INC., an Arkansas corporation

29.      EMCARE OF ALABAMA, INC., an Alabama corporation

30.      EMCARE OF ARIZONA, INC., an Arizona corporation

31.      EMCARE OF CALIFORNIA, INC., a California corporation

32.      EMCARE OF COLORADO, INC., a Colorado corporation

33.      EMCARE OF FLORIDA, INC., a Florida corporation

34.      EMCARE OF GEORGIA, INC., a Georgia corporation

35.      EMCARE OF HAWAII, INC., a Hawaii corporation

36.      EMCARE OF INDIANA, INC., an Indiana corporation

37.      EMCARE OF IOWA, INC., an Iowa corporation

38.      EMCARE OF KENTUCKY, INC., a Kentucky corporation

39.      EMCARE OF LOUISIANA, INC., a Louisiana corporation

40.      EMCARE OF MARYLAND, LLC, a Maryland limited liability company

41.      EMCARE OF MICHIGAN, INC., a Michigan corporation

42.      EMCARE OF MINNESOTA, INC., a Minnesota corporation

43.      EMCARE OF MISSISSIPPI, INC., a Mississippi corporation

44.      EMCARE OF MISSOURI, INC., a Missouri corporation

45.      EMCARE OF NEVADA, INC., a Nevada corporation

46.      EMCARE OF NEW HAMPSHIRE, INC., a New Hampshire corporation

47.      EMCARE OF NEW JERSEY, INC., a New Jersey corporation

48.      EMCARE OF NEW MEXICO, INC., a New Mexico corporation

49.      EMCARE OF NEW YORK, INC., a New York corporation

50.      EMCARE OF NORTH CAROLINA, INC., a North Carolina corporation

51.      EMCARE OF NORTH DAKOTA, INC., a North Dakota corporation

52.      EMCARE OF OHIO, INC., an Ohio corporation

53.      EMCARE OF OKLAHOMA, INC., an Oklahoma corporation

54.      EMCARE OF OREGON, INC., an Oregon corporation

55.      EMCARE OF PENNSYLVANIA, INC., a Pennsylvania corporation

56.      EMCARE OF RHODE ISLAND, INC., a Rhode Island corporation

57.      EMCARE OF SOUTH CAROLINA, INC., a South Carolina corporation

58.      EMCARE OF TENNESSEE, INC., a Tennessee corporation

59.      EMCARE OF TEXAS, INC., a Texas corporation

60.      EMCARE OF VERMONT, INC., a Vermont corporation

61.      EMCARE OF VIRGINIA, INC., a Virginia corporation

62.      EMCARE OF WASHINGTON, INC., a Washington corporation

63.      EMCARE OF WEST VIRGINIA, INC., a West Virginia corporation

64.      EMCARE OF WISCONSIN, INC., a Wisconsin corporation

65.      EMCARE PHYSICIAN SERVICES, INC., a Delaware corporation

66.      EMCARE PHYSICIAN PROVIDERS, INC., a Missouri corporation

67.      EMCARE SERVICES OF ILLINOIS, INC., an Illinois corporation

68.      EMCARE SERVICES OF MASSACHUSETTS, INC., a Massachusetts corporation

69.      EM-CODE REIMBURSEMENT SOLUTIONS, INC., a Delaware corporation

70.      EMERGENCY MEDICINE EDUCATION SYSTEMS, INC., a Texas corporation

71.      EMERGENCY SPECIALISTS OF ARKANSAS, INC. II, a Texas corporation

72.      FIRST MEDICAL/EMCARE INC., a California corporation

73.      HEALTHCARE ADMINISTRATIVE SERVICES, INC., a Delaware corporation

74.      HELIX PHYSICIANS MANAGEMENT, INC., a California corporation

75.      NORMAN BRUCE JETTON, INC., a California corporation

76.      OLD STAT, INC., a Delaware corporation

77. PACIFIC EMERGENCY SPECIALISTS MANAGEMENT, INC., a California corporation

78.      REIMBURSEMENT TECHNOLOGIES, INC., a Pennsylvania corporation

79.      STAT PHYSICIANS, INC., a Florida corporation

80.      THE GOULD GROUP, INC., a Texas corporation

81.      TIFTON MANAGEMENT SERVICES, INC., a Georgia corporation

82.      TUCKER EMERGENCY SERVICES, INC., a Georgia corporation

AMERICAN MEDICAL RESPONSE GROUP

83.      AMERICAN MEDICAL RESPONSE, INC., a Delaware corporation

84.      AMBULANCE ACQUISITION, INC., a Delaware corporation

85.      AMR BROCKTON, L.L.C., a Delaware limited liability company

86.      MEDLIFE EMERGENCY MEDICAL SERVICE, INC., an Alabama corporation

87.      METROPOLITAN AMBULANCE SERVICE, a California corporation

88.      HANK'S ACQUISITION CORP., an Alabama corporation

89.      AMERICAN MEDICAL RESPONSE OF INLAND EMPIRE, a California corporation

90.      FOUNTAIN AMBULANCE SERVICE, INC., an Alabama corporation

91.      GOLDEN GATE ASSOCIATES, a California corporation

92.      FLORIDA EMERGENCY PARTNERS, INC., a Texas corporation

93.      SAN FRANCISCO AMBULANCE SERVICE, INC., a California corporation

94.      AMERICAN MEDICAL RESPONSE NORTHWEST, INC., an Oregon corporation

95.      SPRINGS AMBULANCE SERVICE, INC., a California corporation

96.      AMERICAN MEDICAL RESPONSE OF COLORADO, INC., a Delaware corporation

97.      MEDEVAC MIDAMERICA, INC., a Missouri corporation

98.      AMERICAN MEDICAL RESPONSE WEST, a California corporation

99.      DESERT VALLEY MEDICAL TRANSPORT, INC., a California corporation

100.     INTERNATIONAL LIFE SUPPORT, INC., a Hawaii corporation

101.     MEDEVAC MEDICAL RESPONSE, INC., a Missouri corporation

102.     AMERICAN MEDICAL RESPONSE OF OKLAHOMA, INC., a Delaware corporation

103.     AMERICAN MEDICAL RESPONSE OF TEXAS, INC., a Delaware corporation

104.     KUTZ AMBULANCE SERVICE, INC., a Wisconsin corporation

105.     AMERICAN MEDICAL RESPONSE HOLDINGS, INC., a Delaware corporation

106.     AMERICAN MEDICAL RESPONSE MANAGEMENT, INC., a Delaware corporation

107.     REGIONAL EMERGENCY SERVICES, L.P., a Delaware limited partnership

108.     A1 LEASING, INC., a Florida corporation

109.     MOBILE MEDIC AMBULANCE SERVICE, INC., a Delaware corporation

110.     METRO AMBULANCE SERVICES, INC., a Delaware corporation

111.     METRO AMBULANCE SERVICE (RURAL), INC., a Delaware corporation

112.     MEDIC ONE AMBULANCE SERVICES, INC., a Delaware corporation

113. AMERICAN MEDICAL RESPONSE OF SOUTH CAROLINA, INC., a Delaware corporation

114. AMERICAN MEDICAL RESPONSE OF NORTH CAROLINA, INC., a Delaware corporation

115.     AMERICAN MEDICAL RESPONSE OF GEORGIA, INC., a Delaware corporation

116.     RANDLE EASTERN AMBULANCE SERVICE, INC., a Florida corporation

117.     MEDI-CAR SYSTEMS, INC., a Florida corporation

118.     AMERICAN MEDICAL RESPONSE OF TENNESSEE, INC., a Delaware corporation

119.     PHYSICIANS & SURGEONS AMBULANCE SERVICE, INC., an Ohio corporation

120.     AMERICAN MEDICAL RESPONSE OF ILLINOIS, INC., a Delaware corporation

121.     TROUP COUNTY EMERGENCY MEDICAL SERVICES, INC., a Georgia corporation

122.     MEDI-CAR AMBULANCE SERVICE, INC., a Florida corporation

123.     MIDWEST AMBULANCE MANAGEMENT COMPANY, a Delaware corporation

124.     PARAMED, INC., a Michigan corporation

125.     MERCY AMBULANCE OF EVANSVILLE, INC., an Indiana corporation

126.     TIDEWATER AMBULANCE SERVICE, INC., a Virginia corporation

127. AMERICAN MEDICAL RESPONSE OF CONNECTICUT, INCORPORATED, a Connecticut corporation

128.     ATLANTIC AMBULANCE SERVICES ACQUISITION, INC., a Delaware corporation

129. AMERICAN MEDICAL RESPONSE OF MASSACHUSETTS, INC., a Massachusetts corporation

130.     ATLANTIC/KEY WEST AMBULANCE, INC., a Delaware corporation

131. AMERICAN MEDICAL RESPONSE MID-ATLANTIC, INC., a Pennsylvania corporation

132.     ATLANTIC/PALM BEACH AMBULANCE, INC., a Delaware corporation

133. AMERICAN MEDICAL RESPONSE DELAWARE VALLEY, LLC, a Delaware limited liability company

134.     SEMINOLE COUNTY AMBULANCE, INC., a Delaware corporation

135.     METRO AMBULANCE SERVICE, INC., a Georgia corporation

136.     LIFEFLEET SOUTHEAST, INC., a Florida corporation

137.     BROWARD AMBULANCE, INC., a Delaware corporation

138.     AMERICAN MEDICAL PATHWAYS, INC., a Delaware corporation

139.     LAIDLAW MEDICAL TRANSPORTATION, INC., a Delaware corporation

140.     LIFECARE AMBULANCE SERVICE, INC., an Illinois corporation

141.     TEK, INC., an Illinois corporation

142.     HEMET VALLEY AMBULANCE SERVICE, INC., a California corporation

143.     MEDIC ONE OF COBB, INC., a Georgia corporation

144.     GIEGER TRANSFER SERVICE, INC., a Mississippi corporation

145.     MERCY LIFE CARE, a California corporation

146. AMERICAN MEDICAL RESPONSE OF SOUTHERN CALIFORNIA, a California corporation

147.     PUCKETT AMBULANCE SERVICE, INC., a Georgia corporation

148.     MERCY, INC., a Nevada corporation

149.     AMERICAN INVESTMENT ENTERPRISES, INC., a Nevada corporation

150.     ADAM TRANSPORTATION SERVICE, INC., a New York corporation

151.     ASSOCIATED AMBULANCE SERVICE, INC., a New York corporation

152.     PARK AMBULANCE SERVICE INC., a New York corporation

153.     FIVE COUNTIES AMBULANCE SERVICE, INC., a New York corporation

154.     SUNRISE HANDICAP TRANSPORT CORP., a New York corporation

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